UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

JLG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-12123

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	25-1199382 (I.R.S. Employer Identification No.)
1 JLG Drive, McConnellsburg, PA (Address of principal executive offices)	17233-9533 (Zip Code)

Registrant’s telephone number, including area code:
(7l7) 485-5161

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Annual Management Incentive Plan

On July 26, 2005, with respect to named executive officers and certain other key employees, the Board of Directors (the “Board”) of JLG Industries, Inc. (the “Company”) approved the Company and individual performance goals under the Restated Annual Management Incentive Plan (the “MIP”) for fiscal year 2006 commencing August 1, 2005. The Board’s actions were based on recommendations by the Compensation Committee (the “Committee”).

Under the MIP, executive officers and certain other key employees are eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods. The amount of the bonus is determined by multiplying the officer’s base salary by (1) a percentage that varies by officer determined by the Committee based on market comparison information, and (2) a blended percentage determined by reference to the achievement of applicable performance goals. The Company performance goals established for fiscal year 2006 are the Company’s achievement of various levels of earnings per share (“EPS”), operating margin, trade working capital as a percentage of total sales, and EPS growth relative to a peer group. Individual performance goals are generally linked to specific tactics or strategies of the Company’s annual business plan, and include performance factors or goals such as Six Sigma objectives, cost reduction targets, human resources and organization development objectives, sales and marketing objectives, product and service developments, and project management objectives.

Base Salaries

The Board also adjusted base salaries based on Committee recommendations, including for named executive officers as follows:

Named Executive Officer	FY 2005 Base Salary	FY 2006 Base Salary
William M. Lasky	$665,016	$735,000
James H. Woodward, Jr.	$390,000	$410,016
Craig E. Paylor	$305,016	$335,016
Thomas D. Singer	$305,016	$330,000
Peter L. Bonafede, Jr.	$275,016	$290,016

Long Term Incentive Plan

On July 26, 2005, the Committee awarded long-term incentive compensation to executive officers and certain other key employees in the form of stock options, restricted shares and performance shares pursuant to the JLG Industries, Inc. Long Term Incentive Plan (the “LTIP”). All awards are with respect to the Company’s common stock, $.20 par value (“Common Stock”). In the aggregate, 70,500 stock options and 123,400 restricted shares were awarded to the named executive officers. In addition, the Committee awarded a maximum of 42,400 performance shares to the named executive officers. The individual awards to named executive officers are as follows:

Name Executive Officer	Stock Options	Restricted Shares	Performance Shares
William M. Lasky	36,900	64,500	24,500
James H. Woodward, Jr.	11,900	20,800	7,700
Craig E. Paylor	8,300	14,600	4,300
Thomas D. Singer	8,300	14,600	4,300
Peter L. Bonafede, Jr.	5,100	8,900	1,600

The stock options are exercisable at a price equal to fair market value of the Company’s share price as of the date of the grant and vest ratably over three years subject to each grantee’s continued employment with the Company.

Subject to each grantee’s continued employment with the Company, the shares of Common Stock issued pursuant to restricted share awards vest five years from the date of award or earlier on the death or disability and, subject to a one-year initial holding period, retirement. Such shares also vest upon a Change in Control of the Company as defined in the LTIP.

The performance shares represent the right to receive shares of Common Stock based upon Company performance over a three-year period beginning August 1, 2006 and ending July 31, 2008. The performance shares will vest depending on the cumulative EPS of the Company during the performance period. For this purpose, EPS means fully diluted EPS determined in accordance with U. S. generally accepted accounting principles. In addition, subject to each grantee’s continued employment with the Company, the performance shares will have prorated accelerated vesting in the event of death, disability or retirement and accelerated vesting upon a Change in Control of the Company as defined in the LTIP.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1 Amended and Restated Form of Employee Restricted Stock Agreement under the Long Term Incentive Plan

10.2 Form of Performance Share Agreement under the Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)
Date: July 28, 2005	/s/ James H. Woodward, Jr.

James H. Woodward, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Form of Employee Restricted Stock Agreement under the Long Term Incentive Plan

10.2	Form of Performance Share Agreement under the Long Term Incentive Plan

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